Exhibit 3.2

                                     BYLAWS

                                       OF

                                C.A.T.-N-K., INC.

                                   ARTICLE ONE

                                REGISTERED OFFICE

     1.01. The registered office and the principal office for the transaction of the business of the Corporation is located at 1353 Middleton Dr. Cedar Hill, Texas 75104. The Board of Directors has full power and authority to change the principal office from time to time as they deem in the best interest of the corporation.

     1.02. The name of the registered agent at such address is Calvin K. Mees.

     1.03. The corporation may also have offices at such other places, within or without the State of Texas, where the corporation if qualified to do business, as the Board of Directors may from time to time designate, or the business of the corporation may require.

                                   ARTICLE TWO

                              SHAREHOLDER'S MEETING

     2.01. All meetings of the shareholders shall be held at the principal office of the corporation, or any other location within or without the State of Texas, as may be designated for that purpose from time to time by the Board of Directors.

     2.02. The annual meeting of the shareholders shall be held on the day specified by the corporation's Board of Directors. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

     2.03. Notice of the meeting, stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10), but not more that fifty (50) days, before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) day or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

     2.04. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any two (2) or more Directors, or by one or more shareholders, holding no less that one-tenth (1/10) of all the shares entitled to vote at the meeting.

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Directors, or by one or more shareholders, holding no less that one-tenth (1/10)
of all the shares entitled to vote at the meeting.

         2.05. A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after the withdrawal of enough shareholders to leave less than quorum.

         2.06. Each shareholder is entitled to one vote for each share of common stock held of record. Voting for the election of Directors shall be by voice unless any shareholder demands a ballot vote before the voting begins. No rights to cumulative voting shall not be provided.

         2.07. Every person entitled to votes or execute consents may do so either in person or by written proxy executed in writing by the shareholder or his duly authorized attorney in fact.

         2.08. No defect in the calling or noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made part of the minutes of the meetings.

         2.09 Action may be taken by the shareholders without a meeting if a holders of a of the outstanding shares entitled to vote sign a written consent to the action and such consent is filed with the Secretary of the corporation.

                                  ARTICLE THREE

                                    DIRECTORS

         3.01. The Directors shall act only as a board and an individual Director shall have no power as such. All corporate powers of the corporation shall be exercised by, or under the authority of, and the business affairs of the corporation shall be controlled by, the Board of Directors, subject, however, to such limitations as imposed by law, the articles of incorporation, or these Bylaws, as to action to be authorized or approved by the shareholders. The Board of Directors may, be contract or otherwise, given general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may give general or special powers of attorney to agents of the corporation to transact business requiring such authorization.

         3.02. The Directors shall act only as a board and an individual Director shall have no power as such. All corporate powers of the corporation shall be exercised by, or under the authority of, and the business affairs of the corporation shall be controlled by, the Board of Directors, subject, however, to such limitations as imposed by law, the articles of incorporation, or these Bylaws, as to action to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, given general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, or the corporation and may give general or special powers of attorney to agents of the corporation to transact business requiring such authorization.

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         3.03. The authorized  number of Directors of this corporation  shall be not less than one (1) and not more than nine (9). The Directors need not be shareholders of this corporation or residents of Texas. The number of Directors may be increased or decreased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by a vote of a majority of the board of directors, though less than a quorum, or by a sole Director.

         3.04. The Directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation, or removal.

         3.05. Vacancies in the Board of Directors may be filled by the vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

         3.06. The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of majority of the shares entitled to vote for directors, at any regular or special meeting of such shareholders.

         3.07. Regular meetings or the Board of Directors for shall be held at the principal office of the corporation or at such place within the State of Texas as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

         3.08. All meetings of the Board of Directors for shall be held at the principal office of the corporation or at such place within the State of Texas as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

         3.09. Special meetings of the Board of Directors for any purpose shall be called at any tine by the President or, if he is absent or unable or refuses to act, by a Vice President or any two directors. Written notices of the special meetings, stating the time, and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director no later that the day before the day appointed for the meeting.

         3.10. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the articles of incorporation.

         3.11. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

         3.12. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. In then absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or

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special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         3.13. The President, or, in his absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors, The Secretary of the corporation or in his absences, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

         3.14.   Directors   and  members  of   committees   may  receive   such
compensation, if any, for their services, and such reimbursements for expenses, as may be fixed or determined by resolution of the Board.

         3.15. The Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgement or fine rendered or levied against present or former Directors, officers, or employees of this corporation as provided by Article 2.02(A)(16) of the Texas Business Corporation Act.

                                  ARTICLE FOUR

                                    OFFICERS

         4.01. The officers of the corporation shall be a President, a Secretary, and such assistants and other officers as the Board of Directors shall from time to time determine. Any two officers, except President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

         4.02. The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the Board of Directors.

         4.03. Any payments made to an officer of the corporation such as, but not limited to, a salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Services, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board; to enforce payment of each amount disallowed. In lieu of payment by the officer, subject of the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

         4.04. Every officer of the corporation who becomes a stockholder shall obligate himself by written agreement to repay to the corporation any part of his salary, travel, entertainment expenses, or fringe benefits, or bonus, interest, and rent, which may be disallowed as a corporate deduction for tax purposes, and that such written agreement shall be deemed ratified and adopted by the Board of Directors as of the date hereof.

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                                  ARTICLE FIVE

                            EXECUTION OF INSTRUMENTS

         5.01. The Board of Directors may, in its discretion, determine the method and designate the signatory officer of officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name with out limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

                                   ARTICLE SIX

                         ISSUANCE AND TRANSFER OF SHARES

         6.01. Certificates for shares of the corporation shall be issued only when fully paid.

         6.02. The corporation shall deliver certificates representing all shares in which shareholders are entitled, which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear on its face the statement that the corporation is organized in Texas, the name in which it is issued, the number and class of shares and series, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar, and the seal of the corporation shall contain on the faces or backs such recitations or references as are required by the law.

         6.03. No new certificates shall be issued until the former certificate for the share represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors my order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

         6.04. Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed t have full notice of, and to consent to, the bylaws of the corporation to the same extent as if he had signed a written assent thereto.

                                  ARTICLE SEVEN

                               RECORDS AND REPORTS

         7.01. All books and records provided for by statute shall be open to inspection by the shareholders from time to time and to the extent expressly provided by statute, and not other wise. The Directors may examine such books and records at all reasonable times.

         7.02. The Board of Directors may close the transfer books in their discretion for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment or a dividend.

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                                  ARTICLE EIGHT

                               AMENDMENT OF BYLAWS

         8.01. The power to alter, amend, or repeal these by laws is vested in the Directors, subject to repeal or change by action of the shareholders.

                           Adopted  by the Board of  Directors  on  October  22,
1996.

                                                            Cal Mees
                                                         ----------------
                                                         Cal Mees, Pres/Director

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